STOCKHOLDERS AGREEMENT


          Stockholders Agreement (this "Agreement"), dated as of February 15, 2000, among Clint Ballard ("CB"), Diana T. Ballard (together with CB, the "Stockholders") and eAcceleration Corp., a Delaware corporation (the "Company").

          WHEREAS, the Stockholders own all right, title and interest in 100% of the issued and outstanding shares of common stock, par value $0.0001 per share, (the "Common Stock") of the Company.

          WHEREAS, the Stockholders and the Company desire that the Company sell up to 3,000,000 shares of Common Stock (the "Shares") in an initial public offering (the "Offering") pursuant to a Registration Statement on Form SB-2, a form of which is attached hereto as Exhibit A.

          WHEREAS, in order to comply with certain registration requirements imposed by certain states in which the Company plans to register Shares for sale, the Stockholders have agreed to make a capital contribution to the Company under the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. To the extent the Company's total stockholders' equity is below $578,750 immediately prior to the first closing of the Offering, the Stockholders shall contribute to the capital of the Company, in the aggregate, such amount of capital necessary to increase the Company's total stockholders' equity to $578,750 at the time of the first closing of the Offering. If the Company does not close the Offering, or if immediately prior to the first closing of the Offering, the Company's total stockholders' equity is at least $578,750, this Agreement will terminate and the Stockholders will have no obligations hereunder.

2. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to conflicts of laws.

3. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same agreement.



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          IN WITNESS WHEREOF, this Agreement has been duly executed,  authorized and delivered as of the date first written above.

                                              eAcceleration Corp.


                                              By: /s/ Clint Ballard
                                                  ------------------------------
                                                  Clint Ballard
                                                  President


                                              STOCKHOLDERS



                                               /s/ Clint Ballard
                                              ----------------------------------
                                              Clint Ballard



                                               /s/ Diana T. Ballard
                                              ----------------------------------
                                              Diana T. Ballard

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